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                                                                      EXHIBIT 11


                               CORVEL CORPORATION
                        COMPUTATION OF PER SHARE EARNINGS


Shares used in per share calculations were determined as follows:


                                                                    Three months ended Dec. 31,
                                                                    --------------------------
                                                                       1997             1998
                                                                    ----------      ----------
      Weighted shares for basic earnings per share computation       4,154,000       4,064,000

      Net effect of dilutive common stock options                      120,000          57,000
                                                                    ----------      ----------
      Weighted shares for diluted earnings per share                 4,274,000       4,121,000
                                                                    ==========      ==========

      NET INCOME                                                    $2,395,000      $2,624,000
                                                                    ==========      ==========

      BASIC EARNINGS PER SHARE                                      $      .58      $      .65
                                                                    ==========      ==========

      DILUTED EARNINGS PER SHARE                                    $      .56      $      .64
                                                                    ==========      ==========




                                                                    Nine months ended Dec. 31,
                                                                    --------------------------
                                                                       1997             1998
                                                                    ----------      ----------
      Weighted shares for basic earnings per share                   4,211,000       4,081,000

      Net effect of dilutive common stock options                      103,000          57,000
                                                                    ----------      ----------

      Weighted shares for diluted earnings per share                 4,314,000       4,138,000
                                                                    ==========      ==========

      NET INCOME                                                    $7,051,000      $7,681,000
                                                                    ==========      ==========

      BASIC EARNINGS PER SHARE                                      $     1.67      $     1.88
                                                                    ==========      ==========

      DILUTED EARNINGS PER SHARE                                    $     1.63      $     1.86
                                                                    ==========      ==========